Exhibit 16.1

March 21, 2017

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, N.E. Washington, D.C. 20549

We have read Item 4.01 included in the Form 8-K dated March 21, 2017 of Qualstar Corporation to be filed with the Securities and Exchange Commission and are in agreement with the statements related to our firm.

Sincerely,

Marcum LLP

Los Angeles, CA

Marcum LLP  2049 Century Park East  Suite 300  Los Angeles, California 90067  Phone 310.432.7400  Fax 310.432.7502  marcumllp.com